Exhibit 99.1

                            Anaren Issues Correction

    SYRACUSE, N.Y., Aug. 10 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported that due to a miscalculation, the Company's basic and diluted share counts were understated by approximately 0.1%. As a result, the Company's income per diluted share from continuing operations for fiscal year 2004 was reported on August 4, 2004 as $0.36 versus a corrected $0.35, and its net income per diluted share was reported as $0.37 versus a corrected $0.36. The basic and diluted per share amounts for the quarter ended June 30, 2004 remain unchanged as previously reported.


    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at http://www.anaren.com.



                                 Anaren, Inc.
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                             Three Months Ended       Twelve Months Ended
                           June 30,     June 30,     June 30,     June 30,
                             2004         2003         2004         2003

    Net Sales            $24,827,114  $18,484,189  $85,078,939  $75,520,020

    Cost of sales         15,332,027   12,848,536   55,069,793   51,820,520
    Gross profit           9,495,087    5,635,653   30,009,146   23,699,500

    Operating expenses:
      Marketing            1,742,553    1,513,558    6,723,478    6,160,557
      Research and
       development         1,911,196    1,422,212    5,860,493    6,140,157
      General and
       administrative      2,960,602    2,104,724    8,731,580    8,392,023
      Restructuring                -      498,821            -      794,527
       Total operating
        expenses           6,614,351    5,539,315   21,315,551   21,487,264

    Operating income       2,880,736       96,338    8,693,595    2,212,236

    Other income (expense):
      Interest expense        (2,676)     (10,182)     (10,195)     (49,950)
      Other, primarily
       interest income       467,177      443,282    1,678,414    2,210,482
       Total other income
        (expense), net       464,501      433,100    1,668,219    2,160,532

    Income from continuing
     operations before
     income taxes          3,345,237      529,438   10,361,814    4,372,768
    Income taxes             689,000      130,456    2,695,000      798,268
    Income from continuing
     operations            2,656,237      398,982    7,666,814    3,574,500
    Discontinued operations:
     Income (loss) from
     discontinued Operations
     of Anaren Europe            133   (4,041,158)  (1,509,686)  (8,029,222)
     Income tax benefit            -     (186,456)  (1,800,000)    (662,268)
      Net income (loss) from
       discontinued operations   133   (3,854,702)     290,314   (7,366,954)

      Net income          $2,656,370  $(3,455,720)  $7,957,128  $(3,792,454)

    Basic earnings per share:
      Income from continuing
       operations              $0.13        $0.02        $0.37        $0.16
      Income (loss) from
       discontinued operations  0.00        (0.18)        0.01        (0.33)
      Net income               $0.13       $(0.16)       $0.38       $(0.17)

    Diluted earnings per share:
      Income from continuing
       operations              $0.12        $0.02        $0.35        $0.16
      Income (loss) from
       discontinued operations  0.00        (0.17)        0.01        (0.33)
      Net income               $0.12       $(0.15)       $0.36       $(0.17)

    Shares used in computing
     net earnings
      Per share:
        Basic             20,638,326   21,996,915   21,026,001   22,214,181
        Diluted           21,413,113   22,447,830   21,807,538   22,701,245



SOURCE  Anaren, Inc.
    -0-                             08/10/2004
    /CONTACT: Lawrence A. Sala, President\CEO, or Joseph E. Porcello, VP of Finance, both of Anaren, Inc., +1-315-432-8909/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com/
    (ANEN)

CO:  Anaren, Inc.
ST:  New York
IN:  OFP ECP TLS
SU:  ERN